Exhibit 107
Calculation of Filing Fee Tables
Form
S-3
(Form Type)
InvenTrust Properties Corp.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate(4)	Amount of Registration Fee(4)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Fees to Be Paid	Equity	Common Stock, $0.001 par value per share	Rule 456(b) and Rule 457(r)	(1)(2)	(3)	(3)	(4)	(4)

	Equity	Preferred Stock, $0.001 par value per share	Rule 456(b) and Rule 457(r)	(1)(2)	(3)	(3)	(4)	(4)

	Debt	Debt Securities	Rule 456(b) and Rule 457(r)	(1)	(3)	(3)	(4)	(4)

	Other	Depository Shares	Rule 456(b) and Rule 457(r)	(1)	(3)	(3)	(4)	(4)

	Other	Warrants	Rule 456(b) and Rule 457(r)	(1)	(3)	(3)	(4)	(4)

	Other	Purchase Contracts	Rule 456(b) and Rule 457(r)	(1)	(3)	(3)	(4)	(4)

	Other	Units	Rule 456(b) and Rule 457(r)	(1)	(3)	(3)	(4)	(4)

Fees Previously Paid	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, $0.001 par value per share	Rule 415(a)(6)	—	—	$236,700,000(5)	—	—	S-3	333-263342	March 7, 2022	$21,942.09 (5)

	Total Offering Amounts					(3)(5)		(4)(5)

	Total Fees Previously Paid					—		—

	Total Fee Offsets					—		—

	Net Fee Due					—		(4)(5)

(1)
An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices along with an unspecified number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, or pursuant to anti-dilution provisions of any of the securities.

(2)	Includes rights to acquire common stock or preferred stock of the Company under any shareholder rights plan then in effect, if applicable under the terms of any such plan.
(3)
The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.

(4)
In accordance with Rule 456(b) and Rule 457(r) under the Securities Act the registrant is deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a
“pay-as-you-go”
basis.

(5)
The Company previously registered the offer and sale of shares of common stock having an aggregate offering price of up to $250,000,000 by means of a prospectus supplement filed pursuant to Rule 424(b)(5) under the Securities Act on March 7, 2022 (the “2022 ATM Prospectus Supplement”), pursuant to the Company’s registration statement on Form
S-3ASR
(File
No. 333-263342)
filed with the Securities and Exchange Commission (“SEC”) on March 7, 2022 (the “2022 Registration Statement”). In connection with the filing of the 2022 ATM Prospectus Supplement, the Company paid a filing fee of $23,175 in connection with the registration of shares of common stock having a maximum aggregate offering price of $250,000,000 to be issued and sold as part of an
“at-the-market”
offering. Of those shares of common stock, shares of common stock having an aggregate offering price of $13,300,000 have been sold and shares of common stock with a maximum aggregate offering price of $236,700,000 remain unsold (the “Carry Forward Securities”). Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include the Carry Forward Securities, and the registration fees totaling $21,942.09 that were previously paid on March 7, 2022 with respect to the Carry Forward Securities will continue to be applied to the Carry Forward Securities. Pursuant to Rule 415(a)(6), the offering of the Carry Forward Securities under the 2022 Registration Statement will be deemed terminated as of the effective date of this registration statement.